Exhibit 10.5

SECURED PROMISSORY NOTE

Up to $4,525,000	As of September 30, 2020

1. Principal and Interest.

FOR VALUE RECEIVED, 1847 Cabinet Inc., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of 1847 Holdings LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Lender”), at Lender’s address as designated in writing by the holder of this Secured Promissory Note (“Note”), the sum of the principal amount of up to Four Million, Five Hundred Twenty Five Thousand and No/100 U.S. DOLLARS ($4,525,000), with interest thereon, pursuant to the terms of this Note.

In the event Borrower requests funds from Lender in excess of the Commitment (as hereinafter defined), and Lender advances such funds to Borrower, the amounts funded in excess of the Commitment shall be deemed, as of the date such funds are advanced, part of the outstanding principal balance of this Note, repayable hereunder, until repaid for all purposes hereunder.

The “Obligations” (as hereinafter defined) are being guaranteed by Borrower’s wholly-owned subsidiary, Kyle’s Custom Wood Shop, Inc. (the “Guarantor”), which guaranty is secured by all of the assets of Guarantor, all as provided in Section 3 below.

(a) Defined Terms. Unless otherwise defined herein, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, however, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9. In addition, the following terms shall have the following meanings:

(i) “Business Day” means (a) with respect to any borrowing or payment or interest rate provision related to an Advance (as hereinafter defined) or the Note, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York and for the conduct of substantially all of their commercial lending activities and (b) for all other purposes, a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

(ii) “Collateral” means, with respect to Borrower and the Guarantor, all of Borrower’s and Guarantor’s present and future right, title and interest in and to any and all of the personal property of Borrower and Guarantor whether such property is now existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation: (1) accounts; (2) chattel paper; (3) goods; (4) inventory; (5) equipment; (6) fixtures; (7) instruments; (8) investment property; (9) documents; (10) commercial tort claims; (11) deposit accounts; (12) letter-of-credit rights; (13) general intangibles; (14) supporting obligations; and (15) all proceeds and products of the foregoing.

(iii) “Commitment” means the maximum unpaid principal amount of Advances which may from time to time be outstanding hereunder, being Four Million, Five Hundred Twenty Five Thousand and No/100 U.S. DOLLARS ($4,525,000) and, as the context may require, the agreement of Lender to make Advances to Borrower subject to the terms and conditions of this Note.

(iv) “Termination Date” means the earliest of (i) the Maturity Date (as hereinafter defined), or (ii) the date on which the Commitment is terminated pursuant to Section 3(j)(i) hereof.

(b) The Commitment; Advances; Use of Proceeds.

(i) Subject to the terms and conditions hereof and in reliance upon the representations, covenants and warranties of Borrower herein, Lender agrees to make advances of funds (each an “Advance” and, collectively, the “Advances”) to Borrower from time to time from the date hereof until the Termination Date, in an aggregate principal amount at any one time outstanding not to exceed the Commitment. Borrower acknowledges that Advances, once advanced pursuant to this Section 1 and repaid pursuant to this Note are not eligible to be subsequently re-borrowed by Borrower.

(ii) Notwithstanding anything to the contrary in this Note, upon Borrower’s request, Lender may, in its sole discretion, advance funds under this Note in excess of the Commitment, and the amounts funded in excess of the Commitment shall be deemed, as of the date such funds are advanced, part of the outstanding principal balance of this Note for all purposes hereunder and due hereunder until repaid.

(iii) Borrower shall use the loan proceeds available under the Commitment to pay the cash portion of the purchase price for the acquisition of Guarantor and otherwise solely for proper business purposes of Borrower, including acquisition expenses, working capital and general corporate purposes.

(c) Borrowing Procedures.

(i) Borrower’s Request. Any request by Borrower for an Advance shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by Lender no later than 11:00 a.m., New York City time three (3) Business Days before the date of the requested Advance. Subject to the foregoing, any request by Borrower for an Advance that is received by Lender after 11:00 a.m., New York City time will be deemed to be made as of the following Business Day. Each request for an Advance shall specify the borrowing date (which shall be a Business Day), Borrower’s instructions (if any) regarding the Advance, the purpose for the Advance, and supporting documentation. Unless Lender determines that any applicable condition specified in Section 1(c)(iv) has not been satisfied, Lender will make the amount of the requested Advance available to Borrower as provided in Section 1(c)(ii).

(ii) Payments of Advances. Lender shall pay amounts, in whole or part, under any Advance requested by Borrower either directly to Borrower, or, on behalf of Borrower, to any third party due such funds from Borrower as specified in Borrower’s written request to Lender for such Advance, as Lender shall determine in its sole discretion, and any such direct third party payment shall be deemed made hereunder to Borrower and shall constitute outstanding principal hereunder.

(iii) Recordation. The date (the “Funding Date”) and amount of each Advance and each repayment and prepayment of principal thereof shall be endorsed by Lender on the Schedule of Advances attached hereto. Lender may provide Borrower with statements of account with respect to this Note on a quarterly basis, or such other periodic basis Lender deems appropriate from time to time. The aggregate unpaid principal amount so recorded shall be prima facie evidence of the principal amount owing and unpaid on the Note.

(iv) Conditions Precedent to Advances. The obligation of Lender to make any Advance hereunder shall be subject to the satisfaction of the following conditions precedent:

(1) Lender shall have received Borrower’s request for such Advance as required by Section 1(c)(i) hereof, and said request shall be for a proper business purpose of Borrower consistent with the use of proceeds provisions of this Note; and

(2) As of the date of such Advance, and after giving effect thereto:

(A) no Event of Default (as hereinafter defined) exists, and no event or condition exists which with notice, lapse of time and/or the making of the Advance would constitute an Event of Default;

(B) the representations and warranties of Borrower and Guarantor contained herein are true and correct on, and as of, such date; and

(C) all of the covenants, conditions and agreements of Borrower and Guarantor in this Note, and all of the requirements of this Note with respect to the Advance, have been complied with.

(d) The unpaid principal balance of this Note shall bear interest at the rate of sixteen percent (16%) per annum. Interest shall accrue for each and every date on which any indebtedness remains outstanding hereunder and shall be computed on the daily outstanding principal balance hereunder based on a three hundred sixty-five (365) day year. Interest shall be cumulative and any unpaid accrued interest will compound on each anniversary date of this Note. Interest shall be due and payable in accordance with the terms of Section 1(e) below. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by cashier’s check, certified check or by wire transfer of immediately available funds to Lender’s account at a bank specified by Lender in writing to Borrower from time to time. All payments made hereunder shall be applied: first, to the payment of any fees or charges outstanding hereunder; second, to accrued interest; and third, to the payment of the principal amount outstanding under this Note.

(e) Interest shall be due and payable in arrears to Lender on January 15, April 15, July 15 and October 15 (each, a “Quarterly Payment Date”), commencing January 15, 2021.

(f) Borrower shall pay to Lender the principal balance of the outstanding amount due hereunder together with any accrued and unpaid interest and other amounts, if any, owed hereunder ON DEMAND, as herein provided. Lender may demand payment in full of this Note, at any time, even if Borrower has complied with all of the terms of this Note; and this Note shall be due in full, without demand, upon the third party sale of all or substantially all the assets and business of Borrower or the third party sale or other disposition of any capital stock of Borrower. The date on which Lender declares this Note to be, or this Note otherwise becomes, due shall be the Maturity Date (the “Maturity Date”). In the event payment of principal or interest due under this Note is not made when due, giving effect to any grace period which may be applicable, or in the event of any other Default (as hereinafter defined), the outstanding principal balance hereof shall from the date of Default immediately bear interest at the rate of five percent (5%) above the then applicable interest rate for so long as such Default continues.

(g) This Note may be prepaid at any time without penalty. All amounts paid toward the satisfaction of this Note shall be applied: first, to the payment of amounts, if any, owed hereunder, other than interest and principal; second, to the payment of accrued and unpaid interest hereunder; and third, to the payment of principal hereunder.

(h) Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

(i) If at any time and for any reason whatsoever, the interest rate payable on this Note shall exceed the maximum rate of interest permitted to be charged by Lender to Borrower under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law.

(j) Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Borrower for cancellation.

(k) For purposes of this Note, “Obligations” means and includes all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to Lender and evidenced by this Note, including, all principal, interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Borrower hereunder, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

2. Covenants. Without the prior written consent of Lender, Borrower shall not incur indebtedness other than (i) indebtedness incurred in connection with the acquisition of Guarantor, (ii) trade accounts payable incurred in the ordinary course of business or (iii) other indebtedness either reflected in Borrower’s latest balance sheet delivered to Lender prior to the date hereof or otherwise disclosed to Lender in writing prior to the date hereof.

3. Guaranty, Security and Related Matters.

(a) To induce Lender to make the loan to Borrower under this Note, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the due and punctual payment, observance, performance and discharge of all of the Obligations of Borrower under this Note if and when due. Guarantor agrees that Lender may proceed against Guarantor separately or collectively with Borrower without prejudicing or waiving any of Lender’s rights under any other obligations or under this Note. In the event Borrower fails to perform, satisfy or observe the terms of this Note required to be performed, satisfied or observed by Borrower, Guarantor will promptly and fully perform, satisfy and observe such obligations in the place of Borrower. Guarantor shall pay, reimburse and indemnify Lender for any and all reasonable attorneys’ fees arising or resulting from the failure of Borrower to perform, satisfy or observe any of the terms of this Note. The guarantee described in this Section 3(a) (the “Guarantee”) is binding upon Guarantor and Guarantor’s successors in interest and assigns of Guarantor and inures to the benefit of Lender and it successors and assigns.

(b) As security for the Obligation and the Guarantee, each of Borrower and Guarantor hereby pledges to Lender, and grants to Lender, a security interest in and to the Collateral owned by it. Each of Borrower and Guarantor hereby agrees not to transfer or assign any of the Collateral as long as any Obligations remain unpaid. Lender shall have all of the rights, powers and privileges of a secured party under the Delaware Uniform Commercial Codes in force and effect from time to time with respect to the security interest granted hereunder.

(c) Each of Borrower and Guarantor hereby irrevocably authorizes Lender at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral.

(d) Each of Borrower and Guarantor represents and warrants to Lender that, on the date hereof, any and all financing statements, agreements, instruments and other documents necessary to perfect the security interests granted by Borrower and Guarantor to Lender in respect of the Collateral and, to the extent necessary or appropriate, to the extent requested and delivered to Borrower or Guarantor by Lender, have been duly executed and delivered to Lender. Each of Borrower and Guarantor agrees that they will maintain the security interests created by this Note in the Collateral as a perfected security interest.

(e) Each of Borrower and Guarantor shall take such further actions, and execute and/or deliver to Lender such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as Lender may in its judgment deem necessary or appropriate in order to perfect, preserve and protect the security interests in the Collateral as provided herein and the rights and interests granted to Lender hereunder, and enable Lender to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. If a Default has occurred and is continuing, Lender may institute and maintain, in its own name, such suits and proceedings as Lender may deem to be necessary or expedient to prevent any impairment of the security interests in or the perfection thereof in the Collateral. Each of Borrower and Guarantor shall cooperate with all of the foregoing at their sole cost and expense.

(f) Each of Borrower and Guarantor represents and warrants that he or it has good title to all of its or his Collateral, and none of such property is subject to any lien, claim, option or right of others, except for those liens identified on Exhibit A hereto and the security interest granted to Lender hereunder. This Section 3 is effective to create in favor of Lender, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.

(g) Each of Borrower and Guarantor shall, jointly and severally, at their sole cost and expense, defend title to the Collateral and the security interest and lien granted to Lender with respect thereto against all claims and demands of all persons at any time claiming any interest therein adverse to Lender.

(h) Neither Borrower nor Guarantor, as applicable, shall change (i) his or its legal name, identity, type of organization or corporate structure; (ii) the location of Borrower’s chief executive office or Borrower’s principal place of business, except with not less than thirty (30) days written notice to Lender; (iii) Borrower’s organizational identification number (if any); or (iv) Borrower’s jurisdiction of organization, with not less than thirty (30) days written notice to Leader, (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

(i) In the event that the proceeds of any casualty insurance claim are paid to Borrower or Guarantor in respect of the Collateral, such net cash proceeds shall be used to repair or replace Borrower’s damaged or lost property within 180 days of such damage or loss, or in the event that such repair or replacement is not feasible following the casualty, such net cash proceeds shall instead be held in trust for the benefit of Lender and immediately after receipt thereof shall be paid to Lender for application in accordance with this Note.

(j) If any Default shall have occurred and be continuing:

(i) Lender shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Note and shall not be obligated to extend any advance monies or extend credit to or for the benefit of Lender under the Commitment.

(ii) Lender may exercise, without any other notice to or demand upon Borrower and/or Guarantor, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, in compliance with applicable law:

(A) with written notice specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale (in which Borrower and/or Guarantor and/or any of their stockholders, creditors or designees shall be entitled to participate), for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable; and

(B) exercise any and all rights and remedies of Lender under or in connection with the Collateral, or otherwise in respect of the Collateral.

(k) Lender shall give at least 10 days’ written notice (which notice can run concurrently with any required notice periods as to default set forth herein) to Borrower and/or Guarantor, as the case may be, of the time and place of any public or private sale of Collateral. At any sale of the Collateral, if permitted by applicable law, Lender may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the obligations under this Note as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each of Borrower and Guarantor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by it of any rights hereunder. Each of Borrower and Guarantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral after any sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the obligations under the Note or otherwise, in accordance with applicable law. Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action with regard thereto. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale, may, without further notice, be made at the time and place to which it was so adjourned. Lender shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(l) Upon the exercise by Lender of its remedies hereunder, any proceeds received by Lender in respect of any realization upon any Collateral shall be applied pursuant to this Note. Guarantor and Borrower shall remain liable hereunder for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the obligations under this Note and the fees and other charges of any attorneys employed by Lender to collect such deficiency.

(m) Upon payment in full of all Obligations, the security interest in the Collateral shall be terminated and Lender will, at Borrower’s or Guarantor’s request and expense, take all necessary action and make such appropriate filings as required to terminate the security interest.

4. Attorney Fees, Expenses and Costs of Collection. If this Note or any installment of principal or interest is not paid when due, Borrower agrees to pay all costs and expenses of collection, including without limitation, reasonable attorneys’ fees, court costs, and all costs and expenses in connection with the protection or realization of the Collateral and the payment and performance of each of the Obligations, whether or not suit is filed hereon or thereon. Such costs and expenses shall include, without limitation, (i) all costs, expenses and reasonable attorneys’ fees incurred by Lender in connection with any insolvency, bankruptcy, receivership or other similar proceedings involving Borrower, and (ii) all costs, expenses and reasonable attorney’s fees incurred by Lender in connection with all negotiations, documentation and other actions relating to any work-out, compromise, settlement or resolution of Lender’s claim. In addition thereto, Borrower agrees that it shall reimburse the Lender on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its outside counsel) incurred by Lender in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note.

5. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page of this Note.

6. Default. Upon the occurrence of any of the following events (each, a “Default”) and at any time thereafter during the continuance of such Default, Lender may at its option, by written notice to Borrower (x) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (y) exercise any or all of its rights, powers or remedies under this Note or under applicable law; provided, however that, if an event of Default described in clause (a) below shall occur, the principal of and accrued interest on this Note shall become immediately due and payable without any notice, declaration or other act on the part of Lender:

(a) (i) Borrower or Guarantor commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; (ii) such proceedings are commenced against Borrower or Guarantor, or a receiver or trustee is appointed for Borrower or Guarantor or a substantial part of its or his property, and such proceeding or appointment is not dismissed or discharged within thirty (30) days after its commencement; provided, that all interest shall continue to accrue as set forth above until all amounts owed under this Note are paid in cash in full; (iii) any assignment for the benefit of the creditors of Borrower or Guarantor;

(b) Borrower or Guarantor fails to pay when due any principal, interest or other amounts owing under this Note, which failure to pay is not cured within five (5) days from the delivery of notice thereof by the Lender;

(c) Any representation or warranty made by Borrower or Guarantor in this Note is incorrect in any material respect on the date as of which such representation or warranty was made and is not cured, to the extent curable, within ten (10) days from the delivery of notice thereof by the Lender;

(d) Borrower or Guarantor shall default in the observance or performance of any covenant or agreement contained in this Note (other than as provided in clause (b) of this Section), and such default shall continue unremedied for a period of ten (10) days from the delivery of notice thereof by Lender;

(e) Borrower or Guarantor fails to pay when due any of its or his indebtedness (other than indebtedness under this Note) or any interest or premium thereon when due (whether by scheduled payment hereunder, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, it being understood that for purposes of this subsection “indebtedness” shall mean financial indebtedness and not ordinary course accounts payable; or

(f) A judgment or decree is entered against Borrower or Guarantor and such judgment or decree has not been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

7. Waivers. Each of Borrower and Guarantor hereby irrevocably and unconditionally (a) except with respect to notices required under Section 6(b), waives presentment, demand for performance, diligence in enforcement, notice of non-performance, protest, notice of protest and notice of dishonor and all other protests or notices to the full extent permitted by applicable laws or regulations; and (b) waives any right Borrower or Guarantor may have to require Lender to exhaust any of the Collateral, or pursue a particular remedy to the exclusion of others. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8. Confidentiality. Borrower and Guarantor shall, and shall cause its or his affiliates, employees, officers, directors, and other agents (the “Representatives”) to hold in confidence any and all information, whether written or oral, concerning the terms of this Note (including the existence of this Note), the discussions and negotiations between the parties contemplating this Note, or any information regarding the Lender obtained during the discussions and negotiations of this Note; provided, however, nothing in this Section 8 shall prohibit Borrower, Guarantor or any of their Representatives from disclosing or sharing any information regarding the terms of this Note with Borrower’s investors and potential investors, existing lenders, and professional advisors, including without limitation its accountants and attorneys, or from enforcing or defending Borrower’s or Guarantor’s rights pursuant to this Note.

9. Choice of Law; Jurisdiction; Venue; Waiver or Jury Trial. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof. Each of Borrower and Guarantor, by its or his execution hereof, hereby irrevocably submits to the in personam jurisdiction of the state courts of the State of New York and of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Note, and such courts shall be the exclusive venue for resolution of any disputes arising from or relating to this Note, the loan made hereunder, or security interest granted herein. EACH OF BORROWER AND GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT OR HE MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10. Amendment and Waiver. The provisions of this Note may be modified or amended only in a writing executed by Borrower, Guarantor and Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

11. Rights and Remedies. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Lender may otherwise have.

12. Severability; Effectiveness. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms. This Note may be signed in any number of counterparts, each of which is an original and all of which taken together form one single document. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

13. Successors and Assigns. This Note may be assigned, transferred or negotiated by Lender at any time to any third party without notice to or consent by Borrower. Neither Borrower nor Guarantor may assign or transfer this Note or any of its rights hereunder without the prior written consent of Lender, which consent may be withheld for any or no reason whatsoever. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Secured Promissory Note to be executed as of the date first set forth above.

LENDER:

1847 Holdings LLC

By:	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

BORROWER:

1847 Cabinet Inc.

By:	/s/ Kenneth Yuan
Name: Kenneth Yuan
Title: Chief Executive Officer

GUARANTOR:

Kyle’s Custom Wood Shop, Inc.

By:	/s/ Kenneth Yuan
Name: Kenneth Yuan
Title: Chief Executive Officer

EXHIBIT A

EXISTING LIENS

None